EXHIBIT 10.2

                                                                 Rev. 12/14/2001

                                 LEASE AGREEMENT

                                     Between

                      KEY PROPERTY DEVELOPMENT CORPORATION

                             a Kentucky corporation

                                    LANDLORD

                                       and

                           WIRE ONE TECHNOLOGIES, INC.

                             a Delaware Corporation

                                     TENANT
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                                TABLE OF CONTENTS

          1.      PREMISES
          2.      PARKING AND LOADING
          3.      TERM
          4.      CONDITIONS OF AND IMPROVEMENTS TO LEASED PREMISES
          5.      OCCUPANCY PRIOR TO TERM
          6.      CONTINUANCE OF OCCUPANCY
          7.      SECURITY DEPOSIT
          8.      BASE RENT
          9.      ESCALATION OF BASE RENT
         10.      ADDITIONAL RENT
         11.      MAINTENANCE OF COMMON AREAS; OTHER SERIVCES; AND UTILITIES
         12.      TAXES AND ASSESSMENTS
         13.      INSURANCE
         14.      FIRE OR OTHER CASUALTY
         15.      USE OF LEASED PREMISES
         16.      REPAIRS
         17.      ALTERATIONS
         18.      FIXTURES AND UNAUTHORIZED USE OF PREMISES
         19.      WINDOW COVERINGS AND SIGNAGE
         20.      INTERRUPTION OF SERVICE
         21.      INDEMNIFICATION
         22.      WARRANTY OF QUIET ENJOYMENT
         23.      ASSIGNMENT AND SUBLETTING
         24.      EMINENT DOMAIN
         25.      NOTICES
         26.      REDELIVERY OF PREMISES
         27.      DEFAULT; REMEDIES UPON DEFAULT
         28.      HOLDING OVER
         29.      RIGHTS RESERVED BY LANDLORD
         30.      BROKER'S COMMISSION
         31.      ESTOPPEL CERTIFICATE
         32.      LANDLORD'S LIABILITY
         33.      INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS
         34.      WAIVERS
         35.      SEVERABILITY
         36.      RECORDING
         37.      CUMULATIVE REMEDIES
         38.      INTEREST ON PAST DUE OBLIGATIONS
         39.      BINDING EFFECT
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TABLE OF CONTENTS
PAGE 2


         40.      SUBORDINATION
         41.      AUTHORITY
         42.      CONFLICT
         43.      GOVERNING LAW; FORUM
         44.      MECHANIC'S LIEN
         45.      FINANCIAL STATEMENTS
         46.      JOINT VENTURE
         47.      HAZARDOUS SUBSTANCES
         48.      ADDITIONAL EXHIBITS

                                    EXHIBITS

         A.       LEASED PREMISES
         B.       DEVELOPED PARCEL
         C.       ALTERATIONS AND IMPROVEMENTS
         D.       SCHEDULE OF ANNUAL BASE RENT
         E.       BLUE PRINT
         F.       RULES AND REGULATIONS
         G.       FORM OF ESTOPPEL CERTIFICATE
         H.       FORM OF MEMORANDUM OF LEASE
         I.       REAL ESTATE BROKER'S COMMISSION LETTER
         J.       FORM OF SUBORDINATION AND NON-DISTURBANCE AGREEMENT

                                 LEASE AGREEMENT

                                 CORPOREX CENTER
                                MIAMISBURG, OHIO

THIS LEASE AGREEMENT, hereinafter known as the "Lease," entered into effect this 21st day of December, 2001, between Key Property Development Corporation, a Kentucky corporation, whose principal place of business is 100 East RiverCenter Blvd., Suite 1100, Covington, Kentucky 41011, hereinafter known as "Landlord," and WIRE ONE TECHNOLOGIES, INC., a Delaware corporation, whose principal place of business is 225 Long Avenue; Hillside, New Jersey 07205, hereinafter known as "Tenant."

                                   WITNESSETH:

In consideration of the rent hereafter reserved and the covenants herein contained, each party to this Lease hereby agrees:

(1)   PREMISES:

      Landlord does hereby lease and demise to the Tenant and Tenant does hereby take and rent of Landlord, the following Leased Premises:

            Forty-Nine Thousand Two Hundred and Seventy-Seven (49,277) square feet of an Eighty-Five Thousand Six Hundred and Twenty-Nine (85,629) square foot building located at the intersection of Maue Road, Lyons Road and Byers Road in Miamisburg, Montgomery County, Ohio, which property is more specifically described in Exhibit "B" attached hereto and made a part hereof. That portion which is leased to Tenant is designated on the floor plan attached as Exhibit "A" and is hereinafter known as the "Leased Premises." The measurements of the Leased Premises are based on the dimensions shown on the blue print attached to this Lease as Exhibit "E" and the Tenant accepts the measurements as shown. The entire building, of which the Leased Premises form a part, is hereinafter known as the "Building." The Building is situated upon a tract of land hereinafter known as the "Developed Parcel," which is more particularly described in Exhibit "B."

(2)   PARKING AND LOADING:

      Landlord designates and reserves 120 parking spaces for Tenant's exclusive use, which reserved spaces shall be located within the area shown on Exhibit "E" and which reserved spaces shall be available at the commencement of this Lease. Landlord shall have the obligation to enforce Tenant's parking rights and, in furtherance of this obligation, Landlord shall install reasonably appropriate signage or other identification mutually acceptable to Landlord and Tenant designating the spaces and/or areas reserved for Tenant's exclusive use. Landlord shall not be obligated to mark or place a sign on each space reserved for Tenant's


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      exclusive use. In consideration of this grant, and in recognition of the fact that the Building houses two tenants, Tenant understands and agrees that Landlord reserves the right to reserve some or all of the parking which is not reserved for Tenant's exclusive use, for the exclusive use of the other tenant in the Building. Until such time as Landlord delivers written notice of any such reservation, Landlord hereby grants to Tenant the right to use the off street parking located on the Developed Parcel surrounding the Building in a manner conducive to good business practice whereby Tenant uses parking spaces at no charge on a non-exclusive basis in common with other tenants of the Building. Such parking, in conjunction with the visitors parking area, shall be for the use of the Tenant's officers, agents, employees, and visitors on a non-reserved basis.

      If the Landlord designates a portion of the parking area for employee parking, employees of the Tenant shall use that portion of the parking area, thereby leaving the remaining parking spaces in the parking area open for visitor in and out traffic.

      The Leased Premises include existing dock doors at the rear of the Building and the right to exclusive use of the concrete truck aprons at the rear of the Leased Premises, as shown on Exhibit "E".

(3)   TERM:

      The term of this Lease shall be for approximately six (6) years beginning on the ___ business day after the date of this Lease (the "Commencement Date") and ending on December 31, 2007, subject however to the terms of Paragraph 4 and further subject to any of the other conditions or covenants of this Lease or pursuant to law.

(4)   CONDITIONS OF AND IMPROVEMENTS TO LEASED PREMISES:

      Immediately upon execution of this Lease, Landlord shall commence the alterations or improvements to the Leased Premises indicated on Exhibit "C" ("Landlord's Work"). Landlord shall proceed diligently with the Landlord's Work and use its best efforts to complete same within five (5) business days after the date of this Lease; but, if the Landlord's Work is not substantially completed or the Leased Premises be not available for occupancy by said date, Tenant shall have no claim against Landlord due to such delay, excepting only that the term of this Lease shall not commence until the Leased Premises are deemed to be available to Tenant, and the term shall expire six (6) years thereafter (plus the number of days until the end of the calendar month in which the Lease would otherwise expire); and excepting that if the Landlord's Work is not completed by January 15, 2002, Tenant shall have the right to terminate this Lease by written notice to Landlord. The Leased Premises shall be deemed to be available to Tenant at the earlier of the time when:

      (a) the Landlord's Work is substantially completed (notwithstanding that Tenant might not have completed installation and/or connection of its fixtures and/or equipment) and Landlord has delivered a certificate of occupancy for the Leased Premises in its "as is" current condition; or

      (b)   the Tenant actually takes possession of the Leased Premises.


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      Landlord represents and warrants to Tenant that, effective as of the
      Commencement Date: (i) the Leased Premises shall be clean and the plumbing, electrical and mechanical systems in the Leased Premises shall be in good operating condition; and (ii) the Leased Premises shall comply with all applicable federal, state and local laws and regulations, including but not limited to provisions enacted for the protection of the environment and the Americans with Disabilities Act. Tenant shall have thirty (30) days following the Commencement Date to deliver a punch list itemizing defects in the Landlord's Work, and Landlord shall promptly correct all such defects. Landlord further represents and warrants that all Building systems in the Leased Premises, including but not limited to plumbing, electrical, mechanical and heating, ventilating and air-conditioning systems serving the Leased Premises shall remain in good operating order and condition for a period of eighteen (18) months following the Commencement Date, except for damage, repairs or replacements incurred or necessitated due to Tenant's failure to maintain such equipment and systems in accordance with the terms of this Lease Agreement or resulting from Tenant's extraordinary use of the Leased Premises. Tenant represents that it shall primarily be operating one shift only within the Leased Premises.

      Immediately after the Commencement Date of this Lease has been determined, if at variance with Paragraph 3, Landlord and Tenant shall execute a written instrument fixing the commencement and termination dates of this Lease.

      Tenant's taking of possession shall be conclusive evidence that Leased Premises were then in good order and satisfactory condition, except for defects in Landlord's Work, if any.

      Notwithstanding anything else to the contrary in this Paragraph 4, if Landlord is not able to complete the Landlord's Work due to delays caused by Tenant, its employees, agents or contractors, the term of this Lease shall not be delayed, but shall commence according to Paragraph 3.

(5)   OCCUPANCY PRIOR TO TERM

      If permitted by law, landlord may allow Tenant to occupy the Leased Premises prior to the commencement of the term stated in Paragraph (3). If Tenant occupies the Leased Premises on a day other than the first day of the month, the Monthly Base Rent provided for in Paragraph (8) and the Additional Rent provided for in Paragraph (10) shall be adjusted and prorated so the Tenant shall only pay rent for the actual number of days in the month. Tenant shall also comply with all other terms and provisions of this Lease in the same manner as if the term had, in fact commenced.

(6)   CONTINUANCE OF OCCUPANCY:

      It is further agreed by Landlord and Tenant that Tenant shall physically occupy the Leased Premises during the entire original term and renewal term, if any, inasmuch as the appearance of continued occupancy of the Leased Premises is of utmost importance to the Landlord in the renewal of other leases in the Building, in the renting of vacant space to other tenants and in the maintenance of the character and quality of the Building. Tenant shall be


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      construed to have complied with this requirement so long as Tenant maintains its furniture in the lobby area of the Leased Premises and keeps the Leased Premises lighted during regular business hours. Tenant's failure to comply with the requirements of this Section shall constitute an event of Non-Monetary Default under the Lease (as defined in Section 27(b), below).

(7)   SECURITY DEPOSIT:

      Tenant shall deposit with Landlord upon execution hereof the sum of Fourteen Thousand Three Hundred Seventy-Two and 46/100 Dollars ($14,372.46) as security for Tenant's faithful performance of Tenant's obligations hereunder. If Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of said deposit, Tenant shall within ten (10) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore said deposit to the full amount previously stated. Said Security Deposit shall not earn interest thereon for the benefit of Tenant. No trust relationship is created herein between Landlord and Tenant with respect to said Security Deposit.

      If and when Tenant has performed all of its obligations hereunder, said Security Deposit (or so much thereof as has not been used up and applied by Landlord as provided above) shall be returned to Tenant within fifteen
      (15) days after Landlord's receipt of written notice from Tenant indicating that Tenant has vacated the Leased Premises and requesting the return of the Security Deposit, and after an inspection by Landlord establishing that Tenant vacated the Leased Premises in substantially the same condition in which it was received by Tenant, ordinary wear and tear excepted. The parties shall use their best efforts to conduct this inspection within five (5) business days after Tenant vacates the Leased Premises. The Security Deposit, which is returned to Tenant, may, at Landlord's option, be returned to the last assignee, if any, of Tenant's interest hereunder.

(8)   BASE RENT:

      (a) As annual base rent for the use and occupancy of the Leased Premises during the initial term, Tenant shall pay to Landlord rent pursuant to the schedule attached as Exhibit "D."

            The annual base rent is to be payable in equal monthly installments, ("Monthly Base Rent") in advance on the first day of each and every month during the initial or extended term of this Lease, except that Tenant shall pay the first installment of Monthly Base Rent upon the execution of this Lease.

      (b) Tenant agrees to pay as supplemental base rent for the use of said Leased Premises an amount equal to ten percent (10%) of any Monthly Base Rent payment which is not received by Landlord within five (5) days of the date said Monthly Base Rent is due;


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            except that because this charge is imposed in order to deter
            "frequent" offences, Landlord agrees to waive any such supplemental base rent once during each calendar year of the Lease term and any renewal terms. Said supplemental base rent shall be in addition to any other amounts due under this Lease.

      (c) If this Lease commences on a day other than the first day of the month, the first and last monthly installments of rent provided for in Paragraph 8(a) shall be adjusted and pro-rated so that Tenant shall only pay rent for the actual number of days in the first and last months of said term; but for all other months, Tenant shall pay the full monthly installment on the first day of each and every month.

      (d) Rent shall be mailed by Tenant to Landlord at Landlord's principal place of business or at such other place as Landlord may designate in writing. Rent shall be payable promptly without deduction or setoff or prior demand thereof by Landlord. All payments shall be in U.S. dollars, in cash or by check, all checks subject to collection.

(9)   ESCALATION OF BASE RENT:

      (a) At the beginning of and for each Lease Year, as hereinafter defined, commencing with the first month of the second Lease Year (i.e. January, 2003), the annual base rent (and the corresponding Monthly Base Rent as defined in Paragraph 8(a)) shall be adjusted as set forth in Exhibit "D."

      (b)   Intentionally Omitted.

      (c) As used herein, the term "Lease Year" means each calendar year during the Lease Term, except that the first Lease Year shall include the period of time from the Commencement Date until December 31, 2001.

(10)  ADDITIONAL RENT:

      In addition to the amounts imposed in Paragraphs 8 and 9, Tenant agrees to pay as additional rent for each month during the term of this Lease, the amounts required by Paragraphs 11, 12 and 13.

(11)  MAINTENANCE OF COMMON AREAS; OTHER SERVICES; AND UTILITIES:

      (a) Landlord shall arrange to keep the exterior parking lot, driveways, and sidewalks in good condition and repair consistent with standards for Class A level buildings of similar type in the Montgomery County area, clean and free from snow, ice, rubbish and other obstructions; provide water; arrange periodically for grass cutting, landscaping and yard maintenance; and arrange for illumination of the parking lot, grounds, and common exterior Building signs serving the Developed Parcel. Landlord shall also pay property management fees, licenses, permits, inspection fees, and the cost of all labor, contracted labor, materials and other services paid or incurred by Landlord in the operation and maintenance of the Building and


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            Developed Parcel. Landlord shall also provide the following services to the Building and the Leased Premises, subject, however, to the provisions of Subsection 11(d) below herein, consistent with standards for Class A level buildings of similar type in the Montgomery County area: (i) heating, ventilation and air conditioning service as necessary to maintain comfortable temperatures in the Leased Premises during regular business hours (subject to the provisions of 11(d)); (ii) electric service to the Leased Premises, including the average minimum number of watts per square foot necessary to support ordinary office use; and (iii) hot and cold running water for lavatory and drinking purposes.

      (b) For each Lease Year Tenant shall reimburse Landlord for (57.55%) (hereafter, its "Pro Rata Share") of the actual but reasonable cost of the services enumerated in Paragraph 11(a) (the "Operating Expenses"). The Operating Expenses shall not exceed fair market rates customarily charged in the Montgomery County area between independent parties contracting for Class A quality services, and no capital expenditures shall be included in the Operating Expenses. The amount of Tenant's estimated payment of Tenant's Pro Rata Share of Operating Expenses (including taxes and insurance) during the first Lease Year (i.e. from the Commencement Date through December 31, 2002) is $3,647.04 per month (the "Estimated Pro Rata Share"). At least fifteen (15) days before the beginning of each Lease Year, Landlord shall give Tenant written notice of the amount of Tenant's Estimated Pro Rata Share for the following Lease Year and Tenant shall pay 1/12 of this amount for each calendar month, in addition to the Monthly Base Rent set out in Exhibit D.

      (c) On or before April 30 of each year, Landlord shall deliver to Tenant a statement showing the actual amount, on a line-item basis, which Landlord has expended for the Operating Expenses and Tenant's proportionate share thereof (the "Landlord's Statement"). Within thirty (30) days after the delivery by Landlord to Tenant of such Landlord's Statement, Tenant shall pay to Landlord the amount by which Tenant's Pro Rata Share of the actual Operating Expenses exceeds the amount Tenant has paid as Tenant's Estimated Pro Rata Share during the previous Lease Year. In the event that in any year Tenant has advanced to Landlord sums in excess of Tenant's Pro Rata Share, Landlord shall credit Tenant the amount by which the Estimated Pro Rata Share exceeded the Tenant's Pro Rata Share of the actual Operating Expenses, or if the credit would be payable after the termination of this Lease, Landlord shall refund the amount of such overpayment to Tenant within thirty (30) days.

            Notwithstanding the foregoing, Tenant shall have six (6) months after the receipt of any Landlord's Statement to notify Landlord in writing of a dispute as to specific items and/or amounts charged to Tenant thereunder. Upon Tenant's giving of forty-five (45) days written notice to Landlord at any time thereafter, Tenant, at its expense, may examine Landlord's books and records relating to the operation of the Building and any other amounts for which Tenant pays a Pro Rata Share (such as taxes and insurance) and the items in dispute to determine the accuracy of the Landlord's Statement. Landlord shall make all these records available to Tenant or its agents at Landlord's offices during regular business hours following reasonable


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            advance written notice. If the audit discloses that Landlord's
            Statement resulted in an overcharge to Tenant greater than: (a) five percent (5%) of the total Operating Expenses (excluding taxes); or
            (b) one percent (1%) of the amount charged for real estate taxes; then Landlord shall pay Tenant's actual but reasonable costs and expenses in connection with the audit up to a maximum of Two Thousand Five Hundred ($2,500.00) Dollars. If there is no such overcharge, of if any such overcharge is less than five (5%) percent, then Tenant shall reimburse Landlord for Landlord's actual but reasonable costs and expenses associated with the audit, up to a maximum of Two Thousand Five Hundred Dollars ($2,500.00). In any case (whether the audit shows an overcharge or an undercharge), Tenant's Pro Rata Share of the Operating Expenses shall be adjusted to correspond with the figures determined in the audit.

            All computations described in Sections 11(a) through 11(c) shall be made on the basis of a calendar year, except that computations for the year 2001 shall be made on the basis of the actual number of days between the Commencement Date and December 31, 2001. If the Lease terminates before the end of any calendar year, computations shall be made on the basis of the proportion between the number of days that this Lease was in effect during that year and 365.

      (d) Tenant shall pay for all utilities consumed in the Leased Premises. Landlord, at Tenant's expense, shall install separate meters for natural gas (if available) and electricity. Notwithstanding Subparagraph 11(a), Landlord reserves the right to install a water meter, at Tenant's expense, for the purpose of separately charging Tenant for water used in the Leased Premises. Tenant shall also obtain and pay for janitorial and cleaning services in the Leased Premises and for all trash and garbage removal services, including the costs and expenses of providing dumpsters and other required trash receptacles.

(12)  TAXES AND ASSESSMENTS:

      For each calendar year, Tenant shall reimburse Landlord for its Pro Rata Share of all real estate taxes and assessments levied or charged against the Building and the Developed Parcel. In the event Tenant has advanced to Landlord sums in excess of Tenant's Pro Rata Share, Landlord shall rebate Tenant for the difference. In the event Tenant has advanced to Landlord less than Tenant's Pro Rata Share, Tenant shall pay to Landlord, upon receipt of an invoice, the difference between the Tenant's advances for the calendar year and the amount of Tenant's Pro Rata Share.

      All personal property taxes charged or levied against Tenant's furniture, fixtures and equipment in the Leased Premises shall be paid by Tenant.

(13)  INSURANCE:

      (a) Landlord shall keep the Building insured against loss by fire or other casualty with extended coverage in an amount determined by the Landlord, and said policies shall include a standard waiver of subrogation clause against Tenant.


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            In the event the cost of premiums on Landlord's fire and extended insurance increases due to the hazardous nature of the use and occupancy by Tenant of the Leased Premises, then the entire increase in insurance cost shall be paid by Tenant in a lump sum upon receipt of invoice from the Landlord.

      (b) Landlord shall at all times maintain public liability insurance for the common areas and the exterior of the Building as well as the sidewalks and the parking lot of the Developed Parcel, and said policies shall include a standard waiver of subrogation clause against Tenant.

      (c) For each calendar year, Tenant shall reimburse Landlord for its Pro Rata Share of Landlord's insurance premiums. In the event Tenant has advanced to Landlord sums in excess of Tenant's Pro Rata Share, Landlord shall rebate Tenant for the difference. In the event Tenant has advanced to Landlord less than Tenant's Pro Rata Share, Tenant shall pay to Landlord, upon receipt of an invoice, the difference between the Tenant's advances for the calendar year and the amount of Tenant's Pro Rata Share.

      (d) The Tenant covenants and agrees that it will, at all times during the term hereof, at its own expense, carry and keep in full force and effect in companies satisfactory to Landlord, public liability insurance in form satisfactory to Landlord, with limits of (a) at least ONE MILLION DOLLARS ($1,000,000.00) for injury, including death, to any one person, and (b) at least ONE MILLION DOLLARS ($1,000,000.00) for injury, including death in any one casualty, and
            (c) at least ONE MILLION DOLLARS ($1,000,000.00) for property damage coverage. Landlord may increase the above limits to such greater amounts of insurance coverage as Landlord may from time to time reasonably require, based on: (i) Landlord's loss experience, or
            (ii) insurance coverages required on similar class A buildings of similar type within Montgomery County, Ohio, or, (ii) as may be required by Landlord's lenders, but not more often than annually and in no case shall Tenant be required to carry insurance in excess of $10,000,000. Tenant may comply with these requirements by furnishing blanket policies of insurance which list Landlord and the Leased Premises as a named insured. Tenant shall also, at its own expense, carry plate glass insurance on the Leased Premises. All such policies shall name the Landlord and the Tenant as parties insured, and shall contain a provision that the same may not be canceled or changed without giving to the Landlord at least thirty (30) days written notice prior to expiration or cancellation of any such policy. Tenant shall furnish to Landlord a certificate of insurance with respect to each policy and, within ten (10) days after receipt of Landlord's written request, Tenant shall deliver a certified copy of the insurance policy.

      (e) All property in the Leased Premises, in the Building or on the Developed Parcel, belonging to Tenant, its agents, employees or invitees or to any other person, shall be there at the risk of Tenant or such other person only, and Landlord shall not be liable for damage thereto or theft, misappropriation, or loss thereof. In furtherance of this provision, Tenant shall at all times and at its expense maintain insurance against loss by fire or other casualty with extended coverage on its furniture, fixtures, inventory,


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            equipment, supplies and personal property, in an amount determined by Tenant; said policies shall include a standard waiver of subrogation clause against Landlord.

      (f) Landlord, its agents and employees shall not be liable for injury to person or damage to property sustained by Tenant, by any occupant of the Leased Premises, the Building or the Developed Parcel, or by any other person, occurring or resulting directly or indirectly from any existing or future condition, defect, matter, or thing in the Leased Premises, in the Building or on the Developed Parcel or from equipment or appurtenances therein or from accident or from any occurrence, act, or from negligence or omission of any Tenant, occupant or any other person; but nothing in this Subparagraph (f) shall be deemed to relieve Landlord from liability for damages for property damage or bodily injuries or death to any person caused by or resulting from the gross negligence or willful misconduct of Landlord, its agents or employees, or from Landlord's breach of its obligations under this Lease.

(14)  FIRE OR OTHER CASUALTY

      Should the Leased Premises be damaged or destroyed by any cause and such damage or destruction be of such a nature that it may be repaired or restored within a period of one hundred twenty (120) days after the occurrence, then this Lease shall not terminate, but it shall be the obligation of Landlord to repair or restore the Leased Premises as nearly as possible to its condition prior to such damage or destruction, and the Landlord shall proceed promptly to make such repairs or restoration; provided, however, that such repairs or restoration can be made by Landlord for an amount not in excess of the amount recovered by Landlord on the fire and extended insurance. There shall be an equitable abatement of rent during the period that the Leased Premises may be wholly or partially unavailable for use by Tenant for the operation of its business.

      If Landlord determines that the damage or destruction is of a character that will not permit repair or restoration of the Leased Premises within the one hundred twenty (120) days after the occurrence thereof, or if the cost of such repair or restoration exceeds Landlord's insurance recovery and Landlord elects not to pay the difference between the insurance recovery and the actual cost of the restoration, then Landlord shall promptly deliver written notice of this fact to Tenant, in which case either Landlord or Tenant shall have the privilege of canceling the unexpired term of this Lease upon giving written notice to the other within ten (10) business days after the date the notice is delivered to Tenant. If the damage or destruction occurs during the last six months of the Lease term, or if Landlord fails to complete the restoration following any damage or destruction within the one hundred twenty (120) day period after the occurrence of the damage or destruction, Tenant shall have the right to terminate the Lease by written notice delivered on or before the 130th day after the casualty.

(15)  USE OF LEASED PREMISES:

      (a) Tenant shall use and occupy the Leased Premises for general office and warehouse use (including but not limited to shipping, receiving and distribution activities) and for no other purpose.

      (b) Landlord covenants and agrees that the Leased Premises, in its state existing on the date that the Lease term commences, but without regard to the use of which Tenant will use the Leased Premises, does not violate and will not, as of the Commencement Date, violate any covenant or restrictions of record, or any applicable building code, regulation or ordinance in effect on such Lease term Commencement Date, including all provisions enacted for the protection of the environment, the Americans with Disabilities Act and all requirements of the Landlord's insurance carrier.

      (c)   The Tenant hereby covenants and agrees as follows:

            (i) To comply, from and after the commencement date, with all Federal, State, County and City laws, building codes, ordinances, rules and regulations affecting the use or occupancy of the Leased Premises ("Applicable Laws"). Notwithstanding the foregoing, Tenant shall not be required to correct violations of Applicable Laws existing on the Commencement Date or to comply with requirements of any future violations of Applicable Laws unless such compliance is legally required solely because of the unique nature of Tenant's use and occupancy of the Leased Premises (not common to general office and warehouse operations, including shipping, receiving, and distribution) or because of alterations constructed by Tenant in the Leased Premises.

            (ii) Not to use the Leased Premises for any disorderly or unlawful purpose or use inconsistent with applicable zoning;

            (iii) To obtain from appropriate governmental agencies at the
                  Tenant's expense any and all permits, licenses, and the like, required to permit Tenant to occupy the Leased Premises (except the certificate of occupancy, which shall be furnished by Landlord) and to be at all times in compliance with such permits, licenses, and the like, and all applicable governmental ordinances and regulations;

            (iv) To keep the Leased Premises clean and free from rubbish and to keep the windows and signs neat, clean, and in good order, all at Tenant's sole expense; or, if Tenant fails to perform these obligations within thirty (30) days after written notice from Landlord, then Landlord, at its sole discretion, shall have the right to perform these maintenance items and Tenant agrees to reimburse Landlord for its actual, but reasonable costs;

            (v) Not to store any material, trash or refuse of any nature whatever within the Leased Premises or on the exterior of the Leased Premises or Developed Parcel (except in dumpsters or other trash receptacles approved by Landlord) nor to erect any screen or fence without the prior written consent of Landlord;

            (vi) To refrain from keeping gasoline, other inflammable material, any explosives or any other hazardous material within the Leased Premises or on the Developed Parcel, or from doing any act or thing which may make void or voidable the Landlord's insurance against fire, and to conform to all rules or regulations from time to time established by the appropriate insurance rating organization;

            (vii) To comply with all the Rules and Regulations which have been adopted by Landlord, attached as Exhibit "F," (or which may be hereafter adopted by Landlord and delivered to Tenant) for the protection and welfare of the Building, the Developed Parcel and other tenants; so long as the revisions do not impose material or substantial additional burdens upon Tenant and all such rules and regulations are uniformly enforced against all tenants of the Developed Parcel.

(16)  REPAIRS:

      (a)   Tenant Repairs

            Tenant agrees that during the full term of this Lease or any renewal thereof, it will, at its own expense, keep the interior of the Leased Premises in good condition and shall not let the Leased Premises and equipment, fall out of repair, and that it will maintain the Leased Premises and equipment, and make repairs promptly as they become necessary. At commencement of this Lease, Landlord shall supply the Leased Premises with the required lamps, bulbs, ballasts, and starters, but replacements thereof shall be at Tenant's expense.

            Interior maintenance shall be deemed to include, but shall not be limited to, repairs or replacements required for windows, doors, floors, interior walls, ceilings, painting and decorating, and repairs to heating, air conditioning, plumbing and electrical fixtures, and equipment. Tenant shall change the filters in the ventilation system on regular intervals. Notwithstanding, any other provisions of this Subparagraph 16(a), Tenant shall not be obliged to: (i) make such repairs as are necessitated by fire or other perils provided for by extended coverage clauses (whether or not caused by the active or passive negligence of the Tenant) for which damage or loss insurance is carried by the Landlord; or (ii) pay more than $1,500 toward the cost of any single replacement, except for damages caused by Tenant's negligence or willful misconduct, for which Tenant shall pay the entire cost.

            Landlord covenants and agrees that all equipment on the Leased Premises shall be in good working order on the Commencement Date and for a period of eighteen (18) months thereafter, except for damage, repairs, or replacements incurred or necessitated due to Tenant's failure to maintain such equipment and systems in accordance with the terms of this Lease Agreement or resulting from Tenant's extraordinary use of the Leased Premises. Tenant shall at all times after the commencement of Tenant's business operations at the Demised Premises maintain, at Tenant's sole cost and expense, a service contract with a reputable heating, ventilating and air conditioning service and repair firm approved by Landlord for the provision of such service and repairs to the Demised Premises, which shall provide that such contract may not be canceled, materially changed or not renewed without at least thirty (30) days advance written notice to Landlord at the address and in the manner set forth in Section 25 hereof. A copy of such contract shall be deposited with Landlord by Tenant promptly upon commencement of Tenant's obligation to procure same, and a copy of each replacement thereof shall be deposited with Landlord promptly upon Tenant's execution of same.

      (b)   Landlord Repairs

            Landlord shall make all repairs necessary to comply with the warranties given in Section 4(b) and 16(a) of this Lease. In addition, Landlord agrees that during the full term of this Lease, it will, at its own expense, keep the exterior structural parts, the roof and the foundation of the Building in good condition and repair and that it will make such repairs promptly as they become necessary, except that Landlord shall not be required to repair damages caused by Tenant's negligence or willful misconduct. Exterior repairs shall be deemed to include exterior walls, roof, gutters, downspouts, plumbing outside the Building and all paved and landscaped areas. In addition, Landlord shall pay the excess amount of any replacement which costs more than $1,500. Landlord shall make such interior repairs and replacements as are necessitated by fire or perils provided for by extended coverage clauses (whether or not caused by the active or passive negligence of the Tenant) for which damage or loss insurance is carried by the Landlord and for which insurance proceeds are recovered, including interior decorating caused by such fire or other perils. Landlord shall maintain the common areas of the Developed Parcel, including the exterior utilities and parking areas in good condition and repair throughout the Lease term.

(17)  ALTERATIONS:

      No alterations, modifications, additions or installations to the Leased Premises shall be made unless the Landlord shall first have given written approval of the plans and specifications thereof, and shall have been protected, to the Landlord's satisfaction, against any cost or damage incident thereto. Prior to any approved construction, Tenant shall first have secured all necessary building and other permits. Tenant agrees to make such alterations, modifications, additions or installations to the Leased Premises as may be required by building, OSHA, or other applicable regulations or local codes in the jurisdiction in which the Leased Premises are located. All such alterations, modifications, additions, or installations, when made, shall become, unless the Landlord elects otherwise as provided in Paragraph 17 hereof, the property of the Landlord and shall remain upon and be surrendered with said Leased Premises as a part thereof at the end of the term of this Lease.

(18)  FIXTURES AND UNAUTHORIZED USE OF PREMISES:

      Tenant shall not without Landlord's prior written consent attach any fixtures in or to the Leased Premises or change, alter, or make additions to the Leased Premises nor permit any annoying sound device, install any additional locks, overload any floor, or deface the Leased Premises. Any attached fixtures or any alterations, additions, or improvements made or attached by Tenant shall on the expiration or termination of this Lease, if requested by Landlord, be promptly removed at Tenant's expense, and the Leased Premises restored by Tenant at its expense to its original condition, ordinary wear and tear excepted. Any such fixture, alteration, addition and/or improvement not requested to be moved shall remain on the Leased Premises and shall become and remain the property of Landlord. All Tenant's fixtures, installations, and personal property not removed from the Leased Premises upon expiration or termination and not required by Landlord to have been removed as provided in this paragraph shall be conclusively presumed to have been abandoned by Tenant, and title thereto shall pass to Landlord under this Lease as by a bill of sale.

(19)  WINDOW COVERINGS AND SIGNAGE:

      Landlord shall, at Tenant's expense, install signage identifying Tenant's occupancy. Signage shall meet Landlord's standard specification for Tenant signage, in order to provide harmony of the Building as to the exterior and interior appearances and also for safety and fire hazard purposes.

      Tenant shall not install signs in the windows of the Leased Premises or any other part of the Building or Developed Parcel without first securing Landlord's written consent. Any such signage permitted shall meet Landlord's standard specification for Tenant signage. Any signs installed by Tenant with Landlord's permission shall be removed by Tenant at the expiration of this Lease, at its expense, and the Leased Premises shall be restored by Tenant.

(20)  INTERRUPTION OF SERVICE:

      Landlord does not warrant that any services to be provided by Landlord will be free from interruption due to causes beyond Landlord's reasonable control. Temporary interruption of services or unavoidable delay in the making of repairs shall not be deemed an eviction or disturbance of Tenant's use and possession nor render Landlord liable to Tenant for damage by abatement of rent or otherwise nor relieve Tenant from performance of its obligations under this Lease. However, if utilities and/or other building services necessary to the customary operation of Tenant's business at the Leased Premises ("Essential Services") are interrupted or stopped as the result of damage or other factors relating to the portion of the service or utility line running from the "main line" located in the street right-of-way or adjoining the street right-of-way to the exterior wall of the Building ("Exterior Cause"), then Landlord shall use commercially reasonable efforts to assure that the Essential Services are promptly restored. If the Essential Services interrupted as the result of any Exterior Cause are not restored within five (5) business days, then Tenant's obligation to pay Rent shall abate on a per diem basis from the 6th business day until the date that Essential Services are restored, and if the Essential Services interrupted as the result of any Exterior Cause are not restored within sixty (60) business days, then Tenant shall have the right to terminate this Lease (unless the interruption or stoppage is the result of Tenant's negligence or willful misconduct, in which case Tenant's obligation to pay Rent shall not abate and Tenant shall not have the right to terminate the Lease). If Essential Services are interrupted or stopped for any other reason and service is not restored within 120 days, then Tenant shall have the right to terminate this Lease by written notice to Landlord.

(21)  INDEMNIFICATION:

      Tenant shall pay all loss or damage occasioned by or growing out of the use and occupancy of the Leased Premises by Tenant, its agents, employees and contractors, and Tenant will indemnify, protect, and save Landlord harmless from and against any loss or liability thereby or therefore and from and against any expense, cost, and attorney fees incurred in connection with any such claim; except that Tenant shall not be required to indemnify Landlord for any costs, expenses, damages or other losses to the extent that they arise out of:
      (a) the negligence or willful misconduct or strict or statutory liability of Landlord or its employees, agents and contractors; (b) Landlord's failure to perform its obligations under this Lease; or (c) any defect or deficiency in the Building or the Leased Premises which was not created by Tenant's use of the Leased Premises or by improvements installed by Tenant or its employees, agents and contractors. Landlord shall indemnify, defend and hold Tenant, its agents, employees and contractors harmless from all claims, suits, losses, damages, fines, penalties, liabilities and expenses (including attorneys' fees) resulting from any actual or alleged injury (including death) of any person or from any actual or alleged loss of or damage to any property arising out of or in connection with the occupancy and use of the common areas in the Building and on the Developed Parcel, except to the extent that they arise out of the negligence or willful misconduct of Tenant or its employees, agents or contractors.

(22)  WARRANTY OF QUIET ENJOYMENT:

      Tenant, upon paying the rents and keeping and performing the covenants of this Lease to be performed by Tenant, shall peacefully and quietly hold, occupy, and enjoy said Leased Premises during said term or any renewal thereof.

(23)  ASSIGNMENT AND SUBLETTING:

      Tenant shall not assign, mortgage or encumber this Lease nor sublet or permit the Leased Premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance, which Landlord shall not unreasonably withhold, condition or delay. The consent by Landlord to an assignment or subletting shall not be construed to relieve Tenant from obtaining the consent of the Landlord to any further assignment or subletting. The consent by Landlord will not be given unless: (a) the subtenant or assignee assumes the Tenant's obligations under this Lease; and (b) Tenant remains liable for all its obligations under this Lease, including extensions or renewals provided for herein. Nor will consent be given if Tenant is in default under this Lease. Tenant shall notify Landlord of the name of each proposed assignee or subtenant and shall provide information to Landlord pursuant to the financial standing of the proposed assignee or subtenant.

      Despite the foregoing, Tenant shall have the absolute right without the consent of Landlord, but upon notice to Landlord, to assign all of its rights under the Lease or sublet all or a portion of the Leased Premises to any (i) parent or subsidiary, including the parent of a parent or the subsidiary of a subsidiary; (ii) successor by merger; (iii) any person or entity who acquires all or substantially all of the Tenant's assets or a majority of the ownership interests or shares in tenants; or (iv) any person or entity controlled by, under common control with or controlling Tenant (each being an "Affiliate"), provided that Tenant shall remain liable for the full performance of all obligations of Tenant under this Lease and provided further that Tenant is not, at the time of such assignment, in default under this Lease.

      No permitted assignment or sublease on the part of Tenant pursuant to this paragraph shall trigger any right of Landlord to terminate this Lease.

      In no event shall any proposed subtenant or assignee (other than an Affiliate) be an existing tenant of the Building or its subtenant or assignee. In no event shall the proposed subtenant or assignee be a person or entity with whom Landlord or its agent is negotiating and to or from whom Landlord, or its agent, has given or received any written or oral proposal within the past one hundred twenty (120) days regarding a lease of space in the Building.

      Landlord reserves the right to require as additional rent, fifty percent (50%) of any subtenant or assignee rent which is in excess of the base rent and additional rent then being paid by Tenant pursuant to this Lease (but only after Tenant has recovered the full amount of all expenses of obtaining the assignment or sublease, including but not limited to commissions, attorneys' fees and alteration costs), and any other profit or gain realized by Tenant from such assignment or subletting. All sums payable hereunder by Tenant shall be paid as additional rent upon receipt by Tenant or upon request by Landlord.

(24)  EMINENT DOMAIN:

      Tenant agrees that if the Leased Premises, or any part thereof (including the exclusive parking spaces or access to the parking area), shall be taken or condemned for public or quasi-public use or purpose by any competent authority, Tenant shall have no claim against Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation, whether such amount be awarded for diminution in value to the leasehold or to the fee. It is agreed that the full amount of such award, if any, made by the taking authorities shall be paid to and retained by Landlord, free of any claim by Tenant to any portion thereof, and all rights of Tenant to damages therefor, if any, are hereby assigned by Tenant to Landlord. In the event that all or substantially all of the Leased Premises shall be taken or condemned by any governmental authority, then the term of this Lease shall cease and terminate from the date on which the Tenant is required, by such taking authority, to surrender possession of said Leased Premises and the Tenant shall not have nor make any claim against Landlord for the value of any unexpired term of this Lease. In the event that a portion of the Leased Premises shall be taken or condemned by any governmental authority, then this Lease shall continue in full force and effect, and rent shall abate in an amount which bears the same ratio to the annual base rent as the value of the floor space taken bears to the value of the total floor space of the Leased Premises. All rentals and other sums payable by Tenant hereunder shall be adjusted to the date on which Tenant is required, by the taking authority, to surrender possession of the Leased Premises or portion of the Leased Premises so taken.

(25)  NOTICES:

      (a). Notice Defined. "Notice" means any notice, demand, request, or other communication or document to be provided under this Lease.

      (b). Notice in Writing to Address or Facsimile Transmission Number. The Notice shall be in writing and shall be given to the party at its regular mail address, e-mail address or facsimile transmission number or such other address or facsimile transmission number as the party may later specify for that purpose by notice to the other party.

      (c). Parties Addresses. The parties current addresses and facsimile transmission numbers are set forth below:

            (i)   If to Landlord, Notice shall be sent to the attention of :
                  Director of Property Management, at one of the following:

                  Regular mail address: Key Property Development Corporation,
                  P. O. Box 75020, Cincinnati, Ohio  45275
                  Facsimile transmission number:  859-292-7985
                  E-mail address:  brettenmaier@corporex.com

                  With a copy to: Corporex Companies, Inc.,
                  Attention: William P. Butler, at one of the following:
                  Regular mail address: P. O. Box 75020, Cincinnati, Ohio 45275 Facsimile transmission number: 859-292-5518

            (ii) If to Tenant, Notice shall be sent to the attention of: Legal Department, at one of the following:

                  Regular mail address: Wire One Technologies, Inc.,
                  Attention: General Counsel, 225 Long Avenue, Hillside, New Jersey 07205
                  Facsimile transmission number: 973-391-9776
                  E-mail address: jbirkhahn@wireone.com

                  With a copy to: Meredith Ann Trott at one of the following:
                  Regular mail address: Dinsmore & Shohl, LLP,
                  50 East Third Street, Dayton, Ohio 45402
                  Facsimile transmission number: 937-449-6405
                  E-mail address: trott@dinslaw.com

      (d). Deemed Receipt. Notice shall only be given in the manner set forth below and shall, for all purposes be deemed given and received:

            (i) if given by facsimile transmission, when the facsimile transmission is transmitted to the party's facsimile transmission number specified above and confirmation of complete receipt is received by that transmitting party during normal business hours or on the next business day if confirmed outside normal business hours:

            (ii) if given by e-mail, when the e-mail is transmitted to the party's e-mail address specified above and confirmation of receipt is received by that transmitting party during normal business hours or on the next business day if confirmed outside normal business hours;

            (iii) if hand delivered to a party at the regular mail address of the party specified above, against receipted copy,

            (iv) if given by a nationally recognized and reputable overnight delivery service at the regular mail address of the party specified above, the day on which the notice is actually received by the party; or

            (v) if given by certified mail, return receipt requested, postage prepaid at the regular mail address of the party specified above, three (3) business days after it is posted with the United States Postal Service.

                  If a copy is required above, then Notice shall not be deemed received until the last of the Notice and the copy of the Notice is deemed received as provided above.

      (e). Refusal to Accept. If Notice is tendered under the provisions of this Lease and is refused by the intended recipient of the Notice, the Notice shall nonetheless be considered to have been given and shall be effective as of the date provided in this Lease.

(26)  REDELIVERY OF PREMISES

      Tenant shall, on the expiration of this Lease, deliver up the Leased Premises in as good order and condition as it now is or may be put by Landlord, reasonable use and ordinary wear and tear thereof and damage by fire or other unavoidable casualty, condemnation or appropriation excepted. Tenant shall promptly surrender all keys to the Leased Premises to Landlord.

(27)  DEFAULT: REMEDIES UPON DEFAULT:

      (a) It shall be an event of default under this Lease if any voluntary or involuntary petition in bankruptcy shall be filed by or against Tenant, or any voluntary or involuntary proceeding in any court shall be instituted to declare Tenant insolvent or unable to pay Tenant's debts, or Tenant makes an assignment for the benefit of its creditors, or a trustee or receiver is appointed for Tenant or for the major part of Tenant's property; except that in the case of any involuntary proceedings, so long as Tenant is not in default for payment of rent, and continues to pay its rent on a current basis thereafter, Tenant shall have sixty (60) days to obtain an order dismissing the proceedings.

      (b) It shall be an event of default under this Lease (a "Monetary Default") if: (i) Tenant fails to pay rent when due; or (ii) there is any lapse in the insurance which Tenant is required to carry under this Lease; or (iii) Tenant takes any action or causes any situation which creates an immediate hazard to the health, safety and security of persons or property at the Leased Premises or to the safe use and operation of the Building; and such nonpayment, lapse or failure shall continue for five days after

            Landlord's notice to Tenant. It shall be an event of default under this Lease (a "Non-Monetary Default") if Tenant fails to perform or observe any other provisions of this Lease and such failure shall continue for thirty (30) days after notice thereof shall have been given to Tenant; except that no event of default shall occur if Tenant commences a cure of such Non-Monetary Default within this thirty (30) day period and diligently and continuously pursues the cure thereafter.

      (c) Following any event of default under this Lease, Landlord shall have the right to terminate this Lease. Following any Monetary Default under this Lease, Landlord shall also have the option to terminate Tenant's right to possession without terminating the Lease or to terminate this Lease. In either case, Tenant shall surrender possession and vacate the Leased Premises immediately, and Landlord may enter the Leased Premises in such event with or without process of law and retake possession of the Leased Premises and may expel or remove the Tenant and any others who may be occupying or within the Leased Premises and remove all property therefrom without relinquishing any other right given to the Landlord hereunder or by operation of law.

      (d) If a Monetary Default occurs and the Landlord elects to terminate the Tenant's right to possession only without terminating this Lease, the Landlord may, at its option, enter into the Leased Premises, remove the Tenant's signs and other evidences of tenancy, and take and hold possession thereof as provided in Subparagraph (c) without such entry terminating this Lease or releasing the Tenant from the Tenant's obligation to pay the rent for the full term, and in any such case, the Tenant shall pay forthwith to the Landlord a sum equal to the present value of the entire amount of the rent specified in Paragraphs 8, 9 and 10 of this Lease for the residue of the stated term plus any other sums then due hereunder. Upon and after entry into possession without termination of this Lease, the Landlord shall use commercially reasonable efforts to relet the Leased Premises or any part thereof for the account of the Tenant for such rent, for such time and upon such terms as the Landlord in its sole discretion shall determine. Landlord shall not be required to accept any tenant offered by the Tenant or to observe any instructions given by the Tenant about such reletting, but Landlord agrees to work with Tenant in a commercially reasonable manner to mitigate damages. In any such case, the Landlord may make repairs, alterations, and additions in or to the Leased Premises and redecorate the same to the extent deemed by the Landlord necessary or desirable, and the Tenant shall, upon demand, pay the cost thereof together with the Landlord's expenses of the reletting. If the consideration collected for the remaining term of this Lease by the Landlord upon any such reletting for the Tenant's account is not sufficient to pay the full amount of unpaid rent reserved in this Lease together with cost of repairs, alterations, additions, redecorating and the Landlord's expenses, costs, fees, and commissions the Tenant shall pay to the Landlord the amount of each deficiency upon demand. If the consideration collected for the remaining term of this Lease from any such reletting, after deducting therefrom the cost of repairs, alterations, additions, redecorating and the Landlord's expenses, costs, fees, and commissions, is in excess of the full amount of the rent reserved herein, the Landlord at the end of the stated term of this Lease shall account for the surplus thereof to Tenant. Notwithstanding the foregoing, so long as Landlord has not entered into good faith negotiations with a replacement Tenant, Tenant shall have the right to cure any Monetary Default, whereupon Tenant's right to possession shall be automatically restored and the Lease reinstated.

      (e) Any property which may be removed from the Leased Premises by the Landlord pursuant to the authority of this Lease or of law to which the Tenant is or may be entitled may be handled, removed, or stored in a commercial warehouse or otherwise by the Landlord at the risk, cost, and expense of the Tenant. Landlord shall in no event be responsible for the value, preservation, or safekeeping thereof. The Tenant shall pay to the Landlord, upon demand, all expenses incurred in such removal and all storage charges against such property. Any such property of Tenant not removed from the Leased Premises or retaken from storage by Tenant within thirty (30) days after the end of the term of this Lease, however terminated, shall be conclusively deemed to have been forever abandoned by Tenant.

      (f) If Tenant violates any of the terms and provisions of this Lease or defaults in any of its obligations hereunder other than the payment of rent or other sums payable hereunder, such violation may be restrained or such obligation enforced by injunction.

      (g) All rights and remedies of Landlord herein enumerated shall be cumulative and none shall exclude any other right or remedy allowed by law.

      (h) Any costs and expenses incurred by Landlord (including, without limitation, reasonable attorney's fees) in enforcing any of its rights or remedies under this Lease shall be deemed to be Additional Rental and shall be repaid to Landlord by Tenant upon demand.

      Landlord shall punctually perform all the obligations imposed upon Landlord under this Lease. If Landlord fails to perform any such obligation within thirty (30) days after written notice from Tenant specifically describing the nature of Landlord's failure to perform (a "Landlord Default") (except that it shall not be a Landlords' Default if the work to be performed by Landlord cannot be completed within thirty days of such notice, and Landlord has commenced such work and diligently and continuously pursues the cure or completion of such obligation), then Tenant shall have the right to perform the obligations described in the notice and set-off the actual and reasonable cost of the performance against amounts due to Landlord under this Lease. The Landlord Default shall be deemed to have been cured when Tenant's expense has been reimbursed in full (whether through payment, set-off or otherwise). The rights afforded to Tenant under this paragraph shall be construed to be cumulative, and not exclusive of any other lawful right or remedy that Tenant may have.

(28)  HOLDING OVER:

      So long as Landlord and Tenant are engaged in good faith negotiations for the execution of a new lease or an extension of this Lease, Tenant may hold over on the same terms and conditions of this Lease for up to two (2) months after the termination date. In any other circumstance, Tenant shall pay Landlord for each month, or part thereof, that Tenant retains possession of the Leased Premises or any part thereof after termination or expiration of the term of this Lease double the amount of the monthly rent then required by the terms hereof and also pay all damages sustained by Landlord by reason of such retention; but acceptance by Landlord of rent after such termination shall not constitute a renewal nor waive Landlord's right of re-entry or any other right.

(29)  RIGHTS RESERVED BY LANDLORD:

      Landlord shall have the following rights exercisable without notice and without liability to Tenant:

            (a) To change the name or street address of the Building if dictated by the town or state;

            (b)   To have pass keys to the Leased Premises;

            (c) To require all persons entering or leaving the Building during such hours as Landlord may from time to time reasonably determine to identify themselves to a watchman by registration or otherwise, and to establish their right to enter or leave, and to exclude or expel any peddler, solicitor or beggar at any time from the Developed Parcel or the Building;

            (d) To approve the weight, size and location of safes, computers, and other heavy articles or equipment in and about the Leased Premises and to require all such items and other office furniture and equipment to be moved in and out of the Building only at such times and in such manner as Landlord shall direct and in all events at Tenant's sole risk and responsibility;

            (e)   Intentionally Omitted;

            (f) Landlord or its agents shall have the right to enter the Leased Premises at reasonable times after at least one (1) business day advance notice to Tenant, for the purpose of inspecting the same, showing the same to prospective purchasers and lenders, or making such alterations, repairs, improvements or additions to the Leased Premises as Landlord may deem necessary or desirable. Landlord may at any time place on or about the Leased Premises any ordinary "For Sale" signs; and,

            (g) Within twelve (12) months prior to the date of the expiration of this Lease, Landlord or its agents shall have the right to enter the Leased Premises at all reasonable times after at least one (1) business day advance notice to Tenant for the purpose of exhibiting the Leased Premises to prospective tenants, but Landlord shall not post a "For Lease" or other similar sign at the Leased Premises until the last six (6) months of the term.

(30)  BROKER'S COMMISSION

      Tenant represents that it has dealt directly with (and only with) Landlord's broker (identified in the letter attached as Exhibit I) in connection with this Lease and that no other broker negotiated or participated in the negotiations of this Lease or submitted or showed the Leased Premises to it or is entitled to any commission in connection therewith. Landlord shall be liable for the payment of any commission due to the broker named in this paragraph; however, if there is a violation of the representation herein made by Tenant, and any other broker claims a commission from Landlord, Tenant shall indemnify and hold the Landlord harmless from such claim.

(31)  ESTOPPEL CERTIFICATE:

      (a) Tenant shall at any time upon not less than ten (10) days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing: (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect) and the date to which rent and other charges are paid in advance, if any, and (ii) acknowledging that there are no uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Such statement shall be substantially in the form attached as Exhibit G, subject to reasonable modifications as may be required by such prospective purchaser, mortgagee, or Landlord mutually acceptable to Tenant, Landlord, and the mortgagee or prospective purchaser. Any such statement may be conclusively relied upon by any prospective purchaser or mortgagee of the Leased Premises.

      (b) Tenant's failure to deliver such statement within ten (10) business days after receipt of Landlord's written request shall be a material default under this Lease.

      (c)   Intentionally Omitted.

(32)  LANDLORD'S LIABILITY:

      (a) The term "Landlord" as used herein shall mean only the owner or owners at the time in question of the fee title. In the event of any transfer of such title, Landlord herein named (and in case of any subsequent transfers, then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed (but not from liability for obligations arising prior to the transfer date, for which Landlord shall remain liable to the extent of the net proceeds of the sale of the Developed Parcel), provided that: (i) any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee; (ii) the grantee shall assume and agree to be bound by the obligations arising under this Lease from and after the transfer date. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord's successors and assigns, only with respect to their respective periods of ownership.

      (b) Tenant shall look solely to the estate and property of Landlord in the Developed Parcel for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms and provisions of this Lease to be kept, observed, and performed by Landlord, subject, however, to the prior rights of any mortgagee of all or any part of the property; no other assets of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim (except that Tenant may set-off the amount of any such judgment against rent and other amounts due under this Lease). Nothing in this Lease shall be construed in any event whatsoever to impose any personal liability upon the trustees, officers or the shareholders of the Landlord, or of the general or limited partners comprising the Landlord, as Landlord herein or otherwise. Nothing in
            Section 32(b) shall be interpreted to limit Tenant's right to seek injunctive relief or specific performance, or Tenant's right to claim the proceeds of insurance specifically maintained for Tenant's benefit.

(33)  INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS:

      This Lease including any exhibits, schedules or attachments, hereto, contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Tenant hereby acknowledges that neither any cooperating broker on this transaction nor the Landlord or any employees or agents of any of said persons has made any oral or written warranties or representations to Tenant relative to the condition or use by Tenant of said Leased Premises, the Building or the Developed Parcel.

(34)  WAIVERS:

      (a) No waiver by either party of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by the other party of the same or any other provision. Landlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant.

      (b) The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

(35)  SEVERABILITY:

      If any provision of this Lease shall at any time be deemed to be invalid or illegal by any court of competent jurisdiction, this Lease shall not be invalidated thereby; and in such event this Lease shall be read and construed as if such invalid or illegal provision had not been contained herein.

(36)  RECORDING:

      This Lease shall not be placed of record; however, either Landlord or Tenant shall, upon request of the other, execute, acknowledge and deliver to the other a "short form" memorandum of this Lease on the form attached as Exhibit H, which may be recorded in Montgomery County, Ohio.

(37)  CUMULATIVE REMEDIES:

      No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

(38)  INTEREST ON PAST DUE OBLIGATIONS:

      Any amount owed by Tenant to Landlord which is not paid within five (5) days after the date said amount is due shall bear interest at the rate of fifteen percent (15%) per annum from the due date of such amount; except that because this charge is imposed in order to deter "frequent" offences, Landlord agrees to waive any such interest charge once during each calendar year of the Lease term and any renewal terms. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not (in and of itself) excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

(39)  BINDING EFFECT:

      Subject to any provisions hereof restricting assignment or subletting by Tenant, this Lease shall be binding upon and inure to the benefit of the parties, their heirs, personal representatives, successors and assigns.

(40)  SUBORDINATION:

      (a) The Tenant accepts this Lease subject and subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Developed Parcel, notwithstanding the recording of the Memorandum of Lease, and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof, and Landlord warrants that the mortgagee will deliver a subordination, non-disturbance and attornment agreement in the form attached as Exhibit J. If any mortgagee shall elect to have this Lease prior to the lien of its mortgage, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, whether this Lease is dated prior or subsequent to the date of said mortgage, or the date of recording thereof.

      (b) Although the provisions of Paragraph 40(a) shall be self operative, Tenant agrees, upon request of Landlord or Landlord's lender, to execute any documents required to effectuate any attornment, a subordination or to make this Lease prior to the lien of any mortgage, so long as such mortgagee executes a subordination, non-disturbance and attornment agreement in a form reasonably satisfactory to Tenant and the mortgagee. Tenant's failure to execute such documents within ten
            (10) business days after written demand shall constitute a material default by Tenant hereunder.

(41)  AUTHORITY:

      Each individual executing this Lease on behalf of either party represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said party and shall, at the execution of this Lease, deliver to the other party, satisfactory evidence of such authority.

(42)  CONFLICT:

      Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provision (provided each such change is initialed by both parties).

(43)  GOVERNING LAW; FORUM:

      This Lease is made under and is to be governed by the laws of the State of Ohio. Any action arising out of this Lease shall be brought only in a court of competent jurisdiction in Montgomery County, Ohio.

(44)  MECHANICS' LIEN:

      In the event Tenant performs any alterations in accordance with Paragraph 17 of this Lease, Tenant will not cause or permit to stand, through any action taken by it, any mechanics', laborer's, materialman's or other lien against the Leased Premises or the Building or improvement thereon in connection with work of any character performed or material furnished to the Leased Premises. Nothing in this Lease may be construed as creating an agency relationship between Landlord and Tenant for purposes of performing alterations, improvements, or repairs. If Tenant in good faith desires to contest the validity or amount of any such lien landlord agrees to cooperate in the institution, defense and maintenance of any such action or proceeding, provided that Tenant will indemnify and hold Landlord harmless for and from any and all expenses, costs and liabilities in connection with any such contest. Any such action or proceeding may be instituted and maintained by Tenant only if and so long as the enforcement of any such lien, by sale or otherwise, will be stayed by reason of such action or proceeding or by bond filed or a monetary deposit paid into court as a part of such action or proceeding. Promptly after the determination of any such contest adverse to the Tenant and prior to the enforcement of any such lien, Tenant will pay and discharge the amount of any such lien, together with any related interest, costs and penalties.

(45)  FINANCIAL STATEMENTS:

      Within twenty (20) days of written request by Landlord, Tenant will provide Landlord with its most recent financial statement, certified to be true and correct by either Tenant's chief financial officer or an independent certified public accountant; provided, however, Landlord may share such statements only with its mortgagee, ground lessor, prospective mortgagees and ground lessors, purchasers and partners, and attorneys, accountants, and other advisors of

      Landlord and each of the foregoing. However, the Tenant is a public company trading on the NASDAQ Stock Market (WONE). The Tenant files current financial statements and other information with the Securities and Exchange Commission, published at www.sec.gov. Landlord agrees that so long as this information remains readily available to the public in this format (or in any future format similarly designed to facilitate public access to the information), then Tenant shall be construed to have complied with the financial disclosure requirements of this Section. Tenant represents and warrants that the financial statements and information presented and maintained on its website shall at all times be the most current financial statement for Tenant and that same shall at all times be true, accurate and complete and that Landlord shall be entitled to rely upon such information for all purposes of this Lease.

(46)  JOINT VENTURE:

      This Lease may not be deemed or construed to create or establish any relationship of partnership, agency, or joint venture (or any other similar relationship or arrangement) between Landlord and Tenant.

(47)  HAZARDOUS SUBSTANCES:

      The term "Hazardous Substance" shall be interpreted broadly to include those substances defined as a "hazardous substance", "pollutant" or "contaminant" pursuant to the Compensation Liability Act, 72 U.S.C., 9061 et sec, as amended and regulations thereunder, or any federal, state or local regulation or ordinance; and shall also specifically include without limitation petroleum and petroleum based derivatives, distillates and byproducts, asbestos; and any hazardous waste or other similar material.

      Tenant warrants and represents that it shall not use, store, treat, accumulate or transport Hazardous Substances at, on, to or from the Leased Premises during the Lease Term except in the ordinary conduct of its business and in a manner that complies with all federal, state, and local laws, regulations, and ordinances. Tenant additionally warrants and represents that Tenant's occupancy of the Leased Premises and its activities thereon shall not cause or result in any release, leak, discharge, spill, disposal, or emission of Hazardous Substances at, in, on, from or under the Leased Premises during or following the Lease Term.

      Tenant agrees to indemnify and hold Landlord harmless from any and all claims, damages, fines, judgements, penalties, costs, liabilities, or losses (including, without limitation reasonable sums paid for settlement of claims, attorneys fees, consultant and expert fees) arising during or after the Lease Term from or in connection with the presence of any Hazardous Substances in, on or under the Leased Premises during or after the Lease Term where the presence of such Hazardous Substances is caused by or arises from Tenant's occupancy of the Leased Premises or otherwise from Tenant's activities. Without limitation the foregoing, this Indemnification shall include reasonable costs incurred due to any investigation of the Leased Premises or any clean-up, removal or restoration mandated by a federal, state or local agency or political subdivision with respect to any such Hazardous Substance present on the Leased Premises during the Lease Term. The provisions of this paragraph shall survive the expiration or termination of this Lease.

      Landlord warrants and represents that, to the best of its knowledge, any use, storage, treatment, accumulation, or transportation of Hazardous Substances which has occurred in or on the Developed Parcel prior to the date hereof has been in compliance with the applicable federal, state, or local laws, regulations, and ordinances. Landlord additionally warrants and represents that, to the best of its knowledge, no release, leak, discharge, spill, disposal, or emission of Hazardous Substances has occurred in, or under the Developed Parcel prior to the date hereof.

      Landlord agrees to indemnify and hold the Tenant harmless from any and all claims, damages, fines, judgements, penalties, costs, liabilities, or losses (including without limitation reasonable sums paid for settlement of claims, attorneys' fees, consultant and expert fees) arising during or after the Lease Term from or in connection with the presence of any Hazardous Substance in, or under the Premises prior to the Lease Term. Without limiting the foregoing, this Indemnification shall include reasonable cost incurred due to any investigation of the Premises or any clean-up, removal or restoration mandated by a federal, state or local agency or political subdivision, with respect to any Hazardous Substance present on the Premises prior to the Lease Term other than such as may be caused by or arise out of Tenant's occupancy of the Leased Premises or from Tenant's activities. The provisions of this paragraph shall survive the expiration or termination of this Lease.

(48)  ADDITIONAL EXHIBITS:

      The following exhibits are attached hereto and incorporated into this
      Lease:

            Exhibit A   Leased Premises (floor plan)
            Exhibit B   Legal Description of Developed Parcel
            Exhibit C   Landlord's Work
            Exhibit D   Annual Base Rent
            Exhibit E   Blue Print Showing Measurement of Leased Premises
            Exhibit F   Rules and Regulations
            Exhibit G   Form of Estoppel Certificate
            Exhibit H   Form of Memorandum of Lease
            Exhibit I   Real Estate Broker's Commission Letter
            Exhibit J   Form of Subordination and Non-Disturbance Agreement

IN WITNESS WHEREOF, Landlord and Tenant have hereunto executed this Lease as of the day and year first above written.

WITNESSES:                          LANDLORD

/s/ Rebecca Tettenmaier             KEY PROPERTY DEVELOPMENT
-------------------------           CORPORATION, a Kentucky corporation.

/s/ Sally Pelsall
-------------------------

                                    BY: /s/ William P. Butler
                                        -------------------------

                                    NAME: William P. Butler
                                          -------------------
                                    TITLE: President
                                          -------------------

WITNESSES:                          TENANT

                                    WIRE ONE TECHNOLOGIES, INC., a Delaware
                                    corporation

/s/ Denise Mattos
-------------------------

/s/ Katie McCrary-Shuster           BY: /s/ Jonathan Birkhahn
-------------------------               ----------------------------
                                    NAME: Jonathan Birkhahn
                                           -------------------------
                                    TITLE: EVP & General Counsel
                                           -------------------------

STATE OF KENTUCKY                   )
                                    ) SS:
COUNTY OF KENTON                    )

      Be It Remembered that on the 21th day of December, 2001, before me, a Notary Public in and for said County and State, personally appeared William P. Butler as President of Key Property Development Corporation, Landlord in the foregoing Lease Aggrement, and for and on behalf of said corporation acknowledged the signing and executing of said instrument, that the signing and execution of said instrument is his free act and deed, his free act and deed as such officer, and the free act and deed of said corporation for the uses and purposes in said instrument mentioned.

      In testimony Whereof I have hereunto subscrived my name and affixed my name and affixed my Notarial Seal on the day and year last aforesaid.

My Commission Expires:  June 13, 2004


                                    /s/ Martin Butler
                                    ----------------------------------
                                    Notary Public

STATE OF NEW JERSEY                 )
                                    ) SS:
COUNTY OF UNION                     )

      Be It Remembered that on the 19th day of December, 2001, before me, a Notary Public in and for said County and State, personally appeared Jon Birkhahn as EVP, General Counsel of Wire One Technologies, Inc., Tenant in the foregoing Lease Agreement, and for and on behalf of said corporation acknowledged the signing and executing of said instrument, that the signing and execution of said instrument is their free act and deed, their free act and deed as such officers, and the free act and deed of said corporation for the uses and purposes in said instrument mentioned.

      In Testimony Whereof I have hereunto subscribed my name and affixed my Notarial seal on the day and year last aforesaid.

My Commission Expires:  August 29, 2006


                                    /s/ Denise Mattos
                                    ----------------------------------
                                    Notary Public


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